Investor Contacts: Rusty Cloutier President & CEO or Jim McLemore, CFA Sr. EVP & CFO 337.237.8343

MidSouth Bancorp, Inc. Reports Second Quarter 2015 Results and Declares Quarterly Dividends

Quarterly Highlights

•	Diluted operating EPS $0.35 versus $0.11 for 1Q2015 and $0.34 for 2Q2014

•	Linked quarter loans declined at 5% annualized rate on increased paydowns

•	Loan loss reserve to total loans of 1.24% with $1.1 million provision

•	Limited energy related credit downgrades in 2Q2015; one moved to TDR status

•	Operating noninterest expenses flat at $17.0 million versus 2Q2014 and decreasing $1.2 million versus YTD 2014

LAFAYETTE, LA., July 27, 2015/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $4.9 million for the second quarter of 2015, compared to net earnings available to common shareholders of $3.9 million reported for the second quarter of 2014 and $1.3 million in net earnings available to common shareholders for the first quarter of 2015. Diluted earnings for the second quarter of 2015 were $0.42 per common share, compared to $0.34 per common share reported for the second quarter of 2014 and $0.12 per common share reported for the first quarter of 2015. MidSouth also announced today that its Board of Directors approved the renewal of its $75 million Universal Shelf Registration which was set to expire in August 2015.

The second quarter of 2015 included a gain on sale of securities of $1.1 million and $160,000 of income recognized from a death benefit on bank owned life insurance. The first quarter of 2015 and the second quarter of 2014 included net gains on sales of securities of $115,000 and $128,000, respectively. The second quarter of 2014 also included efficiency consultant expenses of $107,000. Excluding these non-operating income and expenses, operating earnings per share for the second quarter of 2015, the first quarter of 2015 and the second quarter of 2014 was $0.35, $0.11 and $0.34, respectively.

First quarter 2015 net earnings were impacted by a loan loss provision of $6.0 million, of which approximately $4.0 million was reserved for energy related credit downgrades on five relationships and $500,000 was added to the reserve for potential yet unidentified losses in the energy related portfolio. One energy related relationship totaling $21.4 million was classified as a troubled debt restructuring during the second quarter of 2015 by conversion of the loans to interest only for a limited amount of time.

C. R. Cloutier, President and CEO, commenting on second quarter earnings remarked, “We continue to be proactive in working the energy related credit relationships downgraded in the first quarter of 2015 and identified two new energy related credits in the second quarter of 2015 requiring downgrading.

"As part of our ongoing active management of the entire loan portfolio, we also identified weaknesses in three commercial real estate credit relationships acquired through the merger with PSB Financial Corporation in 2012. We continue to work closely with our loan customers through these challenging market conditions."

Balance Sheet

Total consolidated assets at June 30, 2015 were $1.9 billion, compared to $2.0 billion at March 31, 2015 and $1.9 billion at June 30, 2014. Our stable core deposit base, which excludes time deposits, totaled $1.3 billion at June 30, 2015 and $1.4 billion at March 31, 2015 and accounted for 84.8% of deposits compared to 84.5% of deposits, respectively. Net loans totaled $1.3 billion at June 30, 2015 and March 31, 2015, compared to $1.2 billion at June 30, 2014. Total loans on a linked quarter basis decreased $16.5 million, or 1.3% for the quarter ended June 30, 2015. The second quarter of 2015 included a decrease of $21.2 million in outstanding energy related loans and $3.7 million of paydowns on the indirect auto loan program, which the Bank exited at the end of 2014. Net of the decreases in the energy related loan portfolio and the indirect auto loan portfolio, net loans increased $8.4 million, or 2.6% annualized, for the quarter ended June 30, 2015.

MidSouth’s Tier 1 leverage capital ratio was 9.79% at June 30, 2015 compared to 9.63% at March 31, 2015. Tier 1 risk-based capital and total risk-based capital ratios were 12.68% and 13.77% at June 30, 2015, compared to 12.30% and 13.38% at March 31, 2015, respectively. Tier 1 common equity to total risk-weighted assets at June 30, 2015 was 8.47%. Tangible common equity totaled $122.4 million at June 30, 2015, compared to $120.6 million at March 31, 2015. Tangible book value per share at June 30, 2015 was $10.78 versus $10.63 at March 31, 2015.

Asset Quality

Nonperforming assets totaled $29.1 million at June 30, 2015, an increase of $11.5 million compared to $17.6 million reported at March 31, 2015. The increase resulted primarily from the addition of a $10.1 million commercial real estate (CRE) relationship unrelated to energy that was placed on nonaccrual status during the quarter. Allowance coverage for nonperforming loans decreased to 65.55% at June 30, 2015, compared to 124.17% at March 31, 2015. The ALLL/total loans ratio was 1.24 % at June 30, 2015 and 1.23% at March 31, 2015. Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 1.59% of loans at June 30, 2015. The ratio of annualized net charge-offs to total loans was 0.34% for the three months ended June 30, 2015 compared to 0.36% for the three months ended March 31, 2015.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 2.24% at June 30, 2015 compared to 1.34% at March 31, 2015. Loans classified as troubled debt restructurings (“TDRs”) totaled $21.8 million at June 30, 2015 compared to $407,000 at March

31, 2015. The $21.4 million of loans restructured during the second quarter of 2015 represented a single, energy-related relationship. The relationship was identified as a TDR by conversion of the loans to interest only for a limited amount of time and was still accruing interest at June 30, 2015. Classified assets, including ORE, increased $0.9 million, or 1.2%, to $75.6 million at June 30, 2015 compared to $74.7 million at March 31, 2015.

MidSouth’s energy related loan portfolio at June 30, 2015 totaled $266 million, or 20.6% of total loans, including a $20 million CD secured loan, down from $288 million at March 31, 2015.  The majority of MidSouth’s energy lending is focused on oil field service companies.  Of the 441 total relationships in our energy related loan portfolio, 14 relationships totaling $30.5 million were classified, with $0.7 million on nonaccrual status at June 30, 2015. A total of $1.15 million is reserved for potential yet unidentified losses in the energy related portfolio.

More information on our energy loan portfolio can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

Second Quarter 2015 vs. Second Quarter 2014 Earnings Comparison

Second quarter 2015 net earnings available to common shareholders totaled $4.9 million compared to $3.9 million for the second quarter of 2014. The second quarter of 2015 included $1.1 million of gain on sales of securities and $160,000 of income from a death benefit on bank owned life insurance, and the second quarter of 2014 included $128,000 of gain on sales of securities. Excluding these non-operating revenues, revenues from consolidated operations totaled $24.3 million for the second quarter of 2015, unchanged from the $24.2 million reported for the second quarter of 2014. Net interest income increased $268,000 in quarterly comparison primarily due to a $499,000 increase in interest income earned on a higher volume of loans which was partially offset by a $313,000 decrease in interest income on investment securities which declined in volume. Additionally, a $169,000 decrease in interest expense on junior subordinated debentures was partially offset by a $106,000 increase in interest expense on deposits and repurchase agreements. Excluding non-operating income of $1.3 million and $128,000 for the second quarters of 2015 and 2014, respectively, noninterest income decreased $255,000 in quarterly comparison, from $5.1 million for the three months ended June 30, 2014 to $4.9 million for the three months ended June 30, 2015. The decrease in noninterest income resulted primarily from a $311,000 reduction in service charges on deposit accounts, including NSF fees.

Excluding the $107,000 of efficiency consultant expenses in the second quarter of 2014, noninterest expenses totaled $17.0 million for both three month periods ending June 30, 2015 and 2014. A decrease of $291,000 in salaries and benefits costs was offset by an increase of $176,000 in occupancy expenses as well as smaller increases in several other noninterest expense categories. The provision for loan losses decreased $100,000 in quarterly comparison. Income tax expense increased $408,000 in quarterly comparison.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $80,000 for the second quarter of 2015 based on a dividend rate of 1.00%. The dividend rate is set at 1.00% through February 25, 2016. The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) paid dividends totaling $92,000 for the three months ended June 30, 2015.

Fully taxable-equivalent (“FTE”) net interest income totaled $19.7 million and $19.5 million for the quarters ended June 30, 2015 and 2014, respectively.  The FTE net interest income increased $217,000 in prior year quarterly comparison primarily due to a $499,000 increase in interest income on loans. The increased interest income on loans resulted from a $106.4 million increase in the average volume of loans in quarterly comparison. The average yield on loans decreased 33 basis points, from 5.91% to 5.58%. The purchase accounting adjustments added 19 basis points to the average yield on loans for the second quarter of 2015 and 23 basis points to the average yield on loans for the second quarter of 2014. Net of the impact of the purchase accounting adjustments, average loan yields declined 29 basis points in prior year quarterly comparison, from 5.68% to 5.39%. Loan yields have declined primarily as the result of a sustained low interest rate environment.

Investment securities totaled $426.9 million, or 21.9% of total assets at June 30, 2015, versus $450.0 million, or 23.7% of total assets at June 30, 2014. The investment portfolio had an effective duration of 3.9 years and a net unrealized gain of $1.9 million at June 30, 2015. The average volume of investment securities decreased $45.5 million in prior year quarterly comparison. The average tax equivalent yield on investment securities decreased 6 basis points, from 2.63% to 2.57%. The $45.5 million decrease in the average volume of investment securities was used to fund loan growth during the same period.

The average yield on all earning assets decreased 24 basis points in prior year quarterly comparison, from 4.93% for the second quarter of 2014 to 4.69% for the second quarter of 2015. Net of the impact of purchase accounting adjustments, the average yield on total earning assets decreased 22 basis points, from 4.77% to 4.55% for the three month periods ended June 30, 2014 and 2015, respectively, due to a decline in the average rate earned on loans.

The impact to interest expense of a $43.5 million increase in the average volume of interest- bearing liabilities was offset by a 4 basis point decrease in the average rate paid on interest- bearing liabilities, from 0.46% at June 30, 2014 to 0.42% at June 30, 2015. Net of purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.51% for the second quarter of 2014 and declined to 0.46% for the second quarter of 2015.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 20 basis points, from 4.58% for the second quarter of 2014 to 4.38% for the second quarter of 2015. Net of purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin decreased 18 basis points, from 4.39% for the second quarter of 2014 to 4.21% for the second quarter of 2015.

Second Quarter 2015 vs. First Quarter 2015 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $3.6 million primarily due to a $4.9 million decrease in the provision for loan losses. Net interest income increased $124,000 in sequential-quarter comparison. Second quarter noninterest income included gain on sale of securities of $1.1 million and income from a death benefit on bank owned life insurance of $160,000. First quarter included gain on sales of securities of $115,000. Excluding these non-operating revenues, noninterest income totaled $4.9 million for the three month periods ended June 30, 2015 and March 31, 2015.

Noninterest expense increased $718,000 in sequential-quarter comparison and consisted primarily of increases of $255,000 in salaries and benefits costs (including a $237,000 increase in group health costs), $130,000 in marketing expenses, $180,000 in occupancy expenses and $67,000 in corporate development expense.

FTE net interest income increased $111,000 in sequential-quarter comparison primarily due to a $214,000 increase in interest income on loans, which included a $223,000 increase in purchase accounting adjustments on acquired loans. The average yield on loans decreased 6 basis points, from 5.64% for the first quarter of 2015 to 5.58% for the second quarter of 2015. Net of purchase accounting adjustments, the loan yield declined 12 basis points, from 5.51% to 5.39% during the same period. The average yield on total earning assets decreased 8 basis points for the same period, from 4.77% to 4.69%, respectively. As a result of these changes in volume and yield on earning assets, the FTE net interest margin decreased 6 basis points, from 4.44% to 4.38%. Net of purchase accounting adjustments, the FTE net interest margin decreased 11 basis points, from 4.32% for the first quarter of 2015 to 4.21% for the second quarter of 2015.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders decreased $4.4 million, from $10.6 million at June 30, 2014 to $6.2 million at June 30, 2015. The decrease resulted primarily from the $3.0 million of life insurance proceeds recorded as noninterest income in the first quarter of 2014. The first six months of 2014 also included $128,000 in gain on sales of securities, $160,000 of efficiency consultant expenses and $189,000 of expenses related to the loss of an executive officer. The first six months of 2015 included $1.2 million in gain on sales of securities and $160,000 of income from a death benefit on bank owned life insurance. Excluding these non-operating revenues and expenses, net earnings available to common shareholders decreased $2.5 million in year-over-year comparison. The $2.5 million decrease in operating earnings in year-over-year comparison resulted primarily from a $5.4 million increase in the provision for loan losses. A decrease of $320,000 in noninterest income also contributed to the decrease in operating earnings. The increase in the provision for loan losses and the decrease in noninterest income were partially offset by a $630,000 increase in net interest income, a $1.2 million decrease in noninterest expenses and a $1.3 million decrease in income tax expense.

Excluding non-operating income, decreases in noninterest income consisted primarily of $571,000 in service charges on deposit accounts (primarily NSF fees) and $72,000 in income on ORE, which was partially offset by a $139,000 increase in ATM and debit card income and a $200,000 increase in mortgage banking fees. Excluding the non-operating expenses in 2014, decreases in noninterest expense primarily included $1.0 million in salaries and benefits costs, $115,000 in expenses on ORE and other repossessed assets and $120,000 in postage and freight. The decreased expenses were partially offset by a $114,000 increase in legal and professional fees.

In year-to-date comparison, FTE net interest income increased $521,000 primarily due to a $376,000 decrease in interest income. Interest income on loans increased $1.1 million despite a $778,000 reduction in purchase accounting adjustments on acquired loans. The average volume of loans increased $128.7 million in year-over-year comparison, and the average yield on loans decreased 43 basis points, from 6.04% to 5.61%. The increase in interest income on loans was offset by a $742,000 reduction in interest income on investment securities. The average volume of investment securities decreased $60.0 million in year-over-year comparison. The average yield on earning assets decreased in year-over-year comparison, from 4.98% at June 30, 2014 to 4.73% at June 30, 2015. The purchase accounting adjustments added 32 basis points to the average yield on loans for the six months ended June 30, 2014 and 16 basis points for the six months ended June 30, 2015. Net of purchase accounting adjustments, the average yield on earning assets decreased 14 basis points, from 4.75% at June 30, 2014 to 4.61% at June 30, 2015.

Interest expense decreased $145,000 in year-over-year comparison primarily due to a 4 basis point decrease in the average rate paid on interest-bearing liabilities, from 0.47% at June 30, 2014 to 0.43% at June 30, 2015. Net of purchase accounting adjustments, the average rate paid on interest-bearing liabilities decreased 6 basis points, from 0.52% at June 30, 2014 to 0.46% at June 30, 2015. The FTE net interest margin decreased 21 basis points, from 4.62% for the six months ended June 30, 2014 to 4.41% for the six months ended June 30, 2015. Net of purchase accounting adjustments, the FTE net interest margin decreased 9 basis points, from 4.36% to 4.27% for the six months ended June 30, 2014 and 2015, respectively, primarily due to a decline in the average rate earned on loans.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on October 1, 2015 to shareholders of record as of the close of business on September 15, 2015. Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on October 15, 2015 to shareholders of record as of the close of business on October 1, 2015. MidSouth’s Series C Preferred Stock is quoted on the OTC Bulletin Board (“OTCBB”) under the ticker symbol MSLXP.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of June 30, 2015. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 58 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private

Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, the expected loan loss provision and future operating results. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 13, 2015 and in its other filings with the SEC. MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Total interest income	$20,798	$20,681	$21,477	$21,016	$20,595
Total interest expense	1,417	1,424	1,317	1,504	1,482
Net interest income	19,381	19,257	20,160	19,512	19,113
FTE net interest income	19,676	19,565	20,496	19,856	19,459
Provision for loan losses	1,100	6,000	2,700	1,175	1,200
Non-interest income	6,166	4,967	5,050	6,194	5,261
Non-interest expense	17,005	16,287	17,327	17,857	17,123
Earnings before income taxes	7,442	1,937	5,183	6,674	6,051
Income tax expense	2,343	446	1,519	2,202	1,935
Net earnings	5,099	1,491	3,664	4,472	4,116
Dividends on preferred stock	172	173	174	174	170
Net earnings available to common shareholders	$4,927	$1,318	$3,490	$4,298	$3,946

PER COMMON SHARE DATA
Basic earnings per share	0.43	0.12	0.31	0.38	0.35
Diluted earnings per share	0.42	0.12	0.30	0.37	0.34
Diluted earnings per share, operating (Non-GAAP)(*)	0.35	0.11	0.31	0.36	0.34
Quarterly dividends per share	0.09	0.09	0.09	0.09	0.09
Book value at end of period	15.04	14.92	14.78	14.52	14.25
Tangible book value at period end (Non-GAAP)(*)	10.78	10.63	10.46	10.17	9.86
Market price at end of period	15.26	14.75	17.34	18.70	19.89
Shares outstanding at period end	11,359,396	11,349,285	11,340,736	11,336,594	11,296,147
Weighted average shares outstanding
Basic	11,323,506	11,317,667	11,314,690	11,313,879	11,288,045
Diluted	11,849,683	11,351,239	11,933,388	11,954,811	11,922,525

AVERAGE BALANCE SHEET DATA
Total assets	$1,976,574	$1,966,752	$1,929,750	$1,892,609	$1,887,726
Loans and leases	1,312,359	1,298,317	1,264,011	1,232,196	1,205,930
Total deposits	1,593,318	1,592,153	1,563,006	1,525,059	1,532,910
Total common equity	170,885	170,638	167,430	163,855	159,766
Total tangible common equity (Non-GAAP)(*)	122,299	121,778	118,291	114,438	110,075
Total equity	212,112	211,985	208,816	205,291	201,257

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.82%	0.26%	0.74%	0.87%	0.84%
Annualized return on average common equity, operating (Non-GAAP)(*)	9.47%	2.95%	8.51%	10.05%	9.87%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	13.23%	4.14%	12.04%	14.39%	14.33%
Pre-tax, pre-provision annualized return on average assets, operating (Non-GAAP)(*)	1.47%	1.61%	1.65%	1.6%	1.54%
Efficiency ratio, operating (Non-GAAP)(*)	70.08%	67.48%	67.81%	69.05%	70.19%
Average loans to average deposits	82.37%	81.54%	80.87%	80.8%	78.67%
Taxable-equivalent net interest margin	4.38%	4.44%	4.65%	4.61%	4.58%
Tier 1 leverage capital ratio	9.79%	9.63%	9.52%	9.56%	9.81%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	1.24%	1.23%	0.87%	0.75%	0.74%
Nonperforming assets to tangible equity + ALLL	16.18%	9.87%	8.83%	7.5%	8.34%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	2.24%	1.34%	1.17%	0.99%	1.1%
Annualized QTD net charge-offs to total loans	0.34%	0.36%	0.28%	0.26%	0.29%

(*) See reconciliation of Non-GAAP financial measures on pages 13-15.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Assets
Cash and cash equivalents	$82,636	$104,402	$86,872	$54,215	$63,935
Securities available-for-sale	300,335	299,690	276,984	288,397	301,028
Securities held-to-maturity	126,529	137,592	141,201	145,030	148,927
Total investment securities	426,864	437,282	418,185	433,427	449,955
Other investments	10,598	9,644	9,990	12,091	12,090
Total loans	1,294,392	1,310,929	1,284,431	1,248,373	1,224,182
Allowance for loan losses	(16,048)	(16,060)	(11,226)	(9,425)	(9,075)
Loans, net	1,278,344	1,294,869	1,273,205	1,238,948	1,215,107
Premises and equipment	69,263	69,762	69,958	71,115	71,787
Goodwill and other intangibles	48,452	48,729	49,005	49,282	49,559
Other assets	32,627	30,570	29,525	32,682	33,845
Total assets	$1,948,784	$1,995,258	$1,936,740	$1,891,760	$1,896,278

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$408,742	$421,897	$390,863	$396,263	$389,734
Interest-bearing deposits	1,149,508	1,194,201	1,194,371	1,124,581	1,135,688
Total deposits	1,558,250	1,616,098	1,585,234	1,520,844	1,525,422
Securities sold under agreements to repurchase	84,547	87,346	62,098	70,964	67,574
Short-term FHLB advances	40,000	25,000	25,000	35,000	35,000
Other borrowings	26,064	26,171	26,277	26,384	26,990
Junior subordinated debentures	22,167	22,167	22,167	22,167	29,384
Other liabilities	5,720	7,820	6,952	10,387	9,492
Total liabilities	1,736,748	1,784,602	1,727,728	1,685,746	1,693,862
Total shareholders' equity	212,036	210,656	209,012	206,014	202,416
Total liabilities and shareholders' equity	$1,948,784	$1,995,258	$1,936,740	$1,891,760	$1,896,278

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014

Interest income:
Loans, including fees	$17,709	$17,717	$18,045	$17,670	$17,183
Investment securities	2,412	2,509	2,566	2,617	2,725
Accretion of purchase accounting adjustments	559	337	757	603	586
Other interest income	118	118	109	126	101
Total interest income	20,798	20,681	21,477	21,016	20,595

Interest expense:
Deposits	949	984	973	915	926
Borrowings	436	418	401	409	395
Junior subordinated debentures	151	150	80	327	320
Accretion of purchase accounting adjustments	(119)	(128)	(137)	(147)	(159)
Total interest expense	1,417	1,424	1,317	1,504	1,482

Net interest income	19,381	19,257	20,160	19,512	19,113
Provision for loan losses	1,100	6,000	2,700	1,175	1,200
Net interest income after provision for loan losses	18,281	13,257	17,460	18,337	17,913

Noninterest income:
Service charges on deposit accounts	2,137	2,120	2,395	2,556	2,448
ATM and debit card income	1,865	1,841	1,834	1,808	1,853
Gain on securities, net (non-operating)(*)	1,128	115	—	—	128
Gain on sale of ORE (non-operating)(*)	—	—	—	1,079	—
Mortgage lending	145	153	151	161	49
Income from death benefit on bank owned life insurance (non-operating)(*)	160	—	—	—	—
Other charges and fees	731	738	670	590	783
Total non-interest income	6,166	4,967	5,050	6,194	5,261

Noninterest expense:
Salaries and employee benefits	8,197	7,942	8,259	8,287	8,488
Occupancy expense	3,865	3,685	3,750	3,834	3,689
ATM and debit card	693	663	699	793	707
Legal and professional fees	382	345	330	342	326
FDIC premiums	331	281	268	269	251
Marketing	417	287	543	396	366
Corporate development	387	320	381	342	331
Data processing	467	457	462	503	483
Printing and supplies	255	225	280	279	275
Expenses on ORE and other assets repossessed	133	153	169	122	172
Amortization of core deposit intangibles	276	277	276	277	276
Loss on disposal of fixed assets (non-operating)(*)	—	—	—	394	—
Loss on redemption of Trust Preferred Securities (non-operating)(*)	—	—	—	258	—
Efficiency consultant expenses (non-operating)(*)	—	—	156	200	107
Other non-interest expense	1,602	1,652	1,754	1,561	1,652
Total non-interest expense	17,005	16,287	17,327	17,857	17,123
Earnings before income taxes	7,442	1,937	5,183	6,674	6,051
Income tax expense	2,343	446	1,519	2,202	1,935
Net earnings	5,099	1,491	3,664	4,472	4,116
Dividends on preferred stock	172	173	174	174	170
Net earnings available to common shareholders	$4,927	$1,318	$3,490	$4,298	$3,946

Earnings per common share, diluted	$0.42	$0.12	$0.30	$0.37	$0.34

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.35	$0.11	$0.31	$0.36	$0.34

(*) See reconciliation of Non-GAAP financial measures on pages 13-15.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	June 30,	Percent	March 31,	December 31,	September 30,	June 30,	Percent
	2015	of Total	2015	2014	2014	2014	of Total
Commercial, financial, and agricultural	$471,397	36.42%	$484,508	$467,147	$452,065	$454,310	37.11%
Lease financing receivable	5,561	0.43%	6,350	4,857	5,285	4,750	0.39%
Real estate - construction	79,176	6.12%	76,964	68,577	86,315	86,238	7.04%
Real estate - commercial	469,022	36.23%	471,737	467,172	430,930	413,565	33.78%
Real estate - residential	153,820	11.88%	153,647	154,602	153,915	153,082	12.50%
Installment loans to individuals	113,626	8.78%	115,284	119,328	116,340	108,581	8.87%
Other	1,790	0.14%	2,439	2,748	3,523	3,656	0.30%

Total loans	$1,294,392		$1,310,929	$1,284,431	$1,248,373	$1,224,182

COMPOSITION OF DEPOSITS
	June 30,	Percent	March 31,	December 31,	September 30,	June 30,	Percent
	2015	of Total	2015	2014	2014	2014	of Total
Noninterest bearing	$408,742	26.23%	$421,897	$390,863	$396,263	$389,734	25.55%
NOW & Other	458,338	29.41%	480,454	469,627	447,403	443,287	29.06%
Money Market/Savings	453,902	29.13%	463,625	473,290	460,100	470,731	30.86%
Time Deposits of less than $100,000	90,348	5.80%	94,730	96,577	101,373	104,423	6.85%
Time Deposits of $100,000 or more	146,920	9.43%	155,392	154,877	115,705	117,247	7.69%

Total deposits	$1,558,250		$1,616,098	$1,585,234	$1,520,844	$1,525,422

ASSET QUALITY DATA
	June 30,		March 31,	December 31,	September 30,	June 30,
	2015		2015	2014	2014	2014
Nonaccrual loans	$23,873		$12,894	$10,701	$7,750	$6,913
Loans past due 90 days and over	609		40	187	23	203
Total nonperforming loans	24,482		12,934	10,888	7,773	7,116
Other real estate	4,542		4,589	4,234	4,663	6,314
Other repossessed assets	38		43	—	19	81
Total nonperforming assets	$29,062		$17,566	$15,122	$12,455	$13,511

Troubled debt restructurings	$21,763		$407	$410	$416	$417

Nonperforming assets to total assets	1.49%		0.88%	0.78%	0.66%	0.71%
Nonperforming assets to total loans + ORE + other repossessed assets	2.24%		1.34%	1.17%	0.99%	1.10%
ALLL to nonperforming loans	65.55%		124.17%	103.10%	121.25%	127.53%
ALLL to total loans	1.24%		1.23%	0.87%	0.75%	0.74%

Quarter-to-date charge-offs	$1,151		$1,332	$985	$1,253	$990
Quarter-to-date recoveries	39		166	86	428	100
Quarter-to-date net charge-offs	$1,112		$1,166	$899	$825	$890
Annualized QTD net charge-offs to total loans	0.34%		0.36%	0.28%	0.26%	0.29%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2015			March 31, 2015			December 31, 2014			September 30, 2014			June 30, 2014

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$345,108	$1,853	2.15%	$336,337	$1,925	2.29%	$339,536	$1,936	2.28%	$351,645	$1,965	2.24%	$379,124	$2,064	2.18%
Tax-exempt securities	76,433	854	4.47%	78,948	892	4.52%	83,612	966	4.62%	86,528	996	4.60%	87,964	1,007	4.58%
Total investment securities	421,541	2,707	2.57%	415,285	2,817	2.71%	423,148	2,902	2.74%	438,173	2,961	2.70%	467,088	3,071	2.63%
Federal funds sold	3,228	2	0.25%	3,816	2	0.21%	3,792	2	0.21%	3,143	2	0.25%	2,260	1	0.18%
Time and interest bearing deposits in other banks	56,110	35	0.25%	59,225	37	0.25%	44,841	28	0.24%	22,922	15	0.26%	16,789	11	0.26%
Other investments	10,057	81	3.22%	9,754	79	3.24%	11,063	79	2.86%	12,090	109	3.61%	11,679	89	3.05%
Loans	1,312,359	18,268	5.58%	1,298,317	18,054	5.64%	1,264,011	18,802	5.90%	1,232,196	18,273	5.88%	1,205,930	17,769	5.91%
Total interest earning assets	1,803,295	21,093	4.69%	1,786,397	20,989	4.77%	1,746,855	21,813	4.95%	1,708,524	21,360	4.96%	1,703,746	20,941	4.93%
Non-interest earning assets	173,279			180,355			182,895			184,085			183,980
Total assets	$1,976,574			$1,966,752			$1,929,750			$1,892,609			$1,887,726

Interest-bearing liabilities:
Deposits	$1,181,381	$921	0.31%	$1,192,086	$947	0.32%	$1,158,317	$927	0.32%	$1,132,132	$859	0.30%	$1,156,638	$858	0.30%
Repurchase agreements	84,545	242	1.15%	79,630	230	1.17%	69,735	207	1.18%	70,587	210	1.18%	62,322	199	1.28%
Federal funds purchased	—	—	—%	—	—	—%	—	—	—%	70	—	—%	679	1	0.58%
Short-term borrowings	30,604	13	0.17%	25,000	8	0.13%	28,696	12	0.16%	28,913	13	0.18%	25,110	9	0.14%
Notes payable	26,114	90	1.36%	26,219	89	1.36%	26,326	91	1.35%	26,640	95	1.40%	27,218	95	1.38%
Junior subordinated debentures	22,167	151	2.69%	22,167	150	2.71%	22,167	80	1.41%	26,247	327	4.88%	29,384	320	4.31%
Total interest bearing liabilities	1,344,811	1,417	0.42%	1,345,102	1,424	0.43%	1,305,241	1,317	0.40%	1,284,589	1,504	0.46%	1,301,351	1,482	0.46%
Non-interest bearing liabilities	419,651			409,665			415,693			402,729			385,118
Shareholders' equity	212,112			211,985			208,816			205,291			201,257
Total liabilities and shareholders' equity	$1,976,574			$1,966,752			$1,929,750			$1,892,609			$1,887,726

Net interest income (TE) and spread		$19,676	4.27%		$19,565	4.34%		$20,496	4.55%		$19,856	4.50%		$19,459	4.47%

Net interest margin			4.38%			4.44%			4.65%			4.61%			4.58%

Core net interest margin (Non-GAAP)(*)			4.21%			4.32%			4.44%			4.42%			4.39%

(*) See reconciliation of Non-GAAP financial measures on pages 13-15.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

     Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. We are providing disclosure of the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures. "Tangible common equity" is defined as total common equity reduced by intangible assets. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity. "Pre-tax, pre-provision annualized return on average assets, operating" is defined as pre-tax, pre-provision earnings adjusted for specified one-time items divided by average assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. The GAAP-based efficiency ratio is measured as noninterest expense as a percentage of net interest income plus noninterest income. The non-GAAP efficiency ratio excludes specified one-time items in addition to securities gains and losses and gains and losses on the sale/valuation of other real estate owned and other assets repossessed.

     We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2015	2015	2014	2014	2014
Average Balance Sheet Data

Total average assets	A	$1,976,574	$1,966,752	$1,929,750	$1,892,609	$1,887,726

Total equity		$212,112	$211,985	$208,816	$205,291	$201,257
Less preferred equity		41,226	41,347	41,386	41,436	41,491
Total common equity	B	$170,886	$170,638	$167,430	$163,855	$159,766
Less intangible assets		48,587	48,860	49,139	49,417	49,691
Tangible common equity	C	$122,299	$121,778	$118,291	$114,438	$110,075

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Core Net Interest Margin		2015	2015	2014	2014	2014

Net interest income (TE)		$19,676	$19,565	$20,496	$19,856	$19,459
Less purchase accounting adjustments		(678)	(465)	(894)	(750)	(745)
Net interest income, net of purchase accounting adjustments	D	$18,998	$19,100	$19,602	$19,106	$18,714

Total average earnings assets		$1,803,295	$1,786,397	$1,746,855	$1,708,524	$1,703,746
Add average balance of loan valuation discount		4,888	5,179	5,764	6,498	7,013
Average earnings assets, excluding loan valuation discount	E	$1,808,183	$1,791,576	$1,752,619	$1,715,022	$1,710,759

Core net interest margin	D/E	4.21%	4.32%	4.44%	4.42%	4.39%

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Return Ratios		2015	2015	2014	2014	2014

Net earnings available to common shareholders		$4,927	$1,318	$3,490	$4,298	$3,946
Gain on sales of securities, after-tax		(733)	(75)	—	—	(83)
Efficiency consultant expenses, after-tax		—	—	101	130	70
Loss on disposal of fixed assets, after-tax		—	—	—	256	—
Loss on redemption of Trust Preferred Securities, after-tax		—	—	—	168	—
Gain on sale of other real estate owned, after-tax		—	—	—	(700)	—
Income from death benefit on bank owned life insurance		(160)	—	—	—	—
Net earnings available to common shareholders, operating	F	$4,034	$1,243	$3,591	$4,152	$3,933

Earnings before income taxes		$7,442	$1,937	$5,183	$6,674	$6,051
Gain on sales of securities		(1,128)	(115)	—	—	(128)
Efficiency consultant expenses		—	—	156	200	107
Loss on disposal of fixed assets		—	—	—	394	—
Loss on redemption of Trust Preferred Securities		—	—	—	258	—
Gain on sale of other real estate owned		—	—	—	(1,079)	—
Income from death benefit on bank owned life insurance		(160)	—	—	—	—
Provision for loan losses		1,100	6,000	2,700	1,175	1,200
Pre-tax, pre-provision earnings, operating	G	$7,254	$7,822	$8,039	$7,622	$7,230

Annualized return on average assets, operating	F/A	0.82%	0.26%	0.74%	0.87%	0.84%
Annualized return on average common equity, operating	F/B	9.47%	2.95%	8.51%	10.05%	9.87%
Annualized return on average tangible common equity, operating	F/C	13.23%	4.14%	12.04%	14.39%	14.33%
Pre-tax, pre-provision annualized return on average assets, operating	G/A	1.47%	1.61%	1.65%	1.60%	1.54%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Per Common Share Data		2015	2015	2014	2014	2014

Book value per common share		$15.04	$14.92	$14.78	$14.52	$14.25
Effect of intangible assets per share		4.26	4.29	4.32	4.35	4.39
Tangible book value per common share		$10.78	$10.63	$10.46	$10.17	$9.86

Diluted earnings per share		$0.42	$0.12	$0.30	$0.37	$0.34
Effect of gain on sales of securities, after-tax		(0.06)	(0.01)	—	—	(0.01)
Effect of efficiency consultant expenses, after-tax		—	—	0.01	0.01	0.01
Effect of loss on disposal of fixed assets, after-tax		—	—	—	0.02	—
Effect of loss on redemption of Trust Preferred Securities, after-tax		—	—	—	0.02	—
Effect of gain on sale of other real estate, after-tax		—	—	—	(0.06)	—
Effect of income from death benefit on bank owned life insurance		(0.01)	—	—	—	—
Diluted earnings per share, operating		$0.35	$0.11	$0.31	$0.36	$0.34

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Efficiency Ratio		2015	2015	2014	2014	2014

Net interest income		$19,381	$19,257	$20,160	$19,512	$19,113

Noninterest income		$6,166	$4,967	$5,050	$6,194	$5,261
Income from death benefit on bank owned life insurance		(160)	—	—	—	—
Gain on sales of securities		(1,128)	(115)	—	—	(128)
Net gain on sale/valuation of other real estate owned and other assets repossessed		—	(19)	—	(1,079)	(3)
Noninterest income (non-GAAP)		$4,878	$4,833	$5,050	$5,115	$5,130

Total revenue	H	$25,547	$24,224	$25,210	$25,706	$24,374
Total revenue (non-GAAP)	I	$24,259	$24,090	$25,210	$24,627	$24,243

Noninterest expense	J	$17,005	$16,287	$17,327	$17,857	$17,123
Efficiency consultant expenses		—	—	(156)	(200)	(107)
Loss on disposal of fixed assets		—	—	—	(394)	—
Loss on redemption of Trust Preferred Securities		—	—	—	(258)	—
Net loss on sale/valuation of other real estate owned		(5)	(31)	(77)	—	—
Noninterest expense (non-GAAP)	K	$17,000	$16,256	$17,094	$17,005	$17,016

Efficiency ratio (GAAP)	J/H	66.56%	67.23%	68.73%	69.47%	70.25%

Efficiency ratio (non-GAAP)	K/I	70.08%	67.48%	67.81%	69.05%	70.19%